Filed Pursuant to Rule 433
                                                    Registration No.: 333-121914


--------------------------------------------------------------------------------
MORGAN STANLEY                                                January 19th, 2006

Securitized Products Group         [GRAPHIC OMITTED]

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                                   Term Sheet

                                 $1,239,709,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-NC1

                       Mortgage Pass-Through Certificates

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS


The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
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--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                January 19th, 2006

Securitized Products Group         [GRAPHIC OMITTED]
--------------------------------------------------------------------------------


                          Approximately $1,239,709,000
                Morgan Stanley ABS Capital I Inc. Series 2006-NC1

                        Morgan Stanley ABS Capital I Inc.

                                    Depositor

                 HomEq Servicing Corp. and JPMorgan Chase & Co.

                                    Servicers

                             Transaction Highlights

------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
                                                                         Modified
                                                                        Duration To                       Initial
Offered                            Expected Ratings      Avg Life to   Call(1)(3) /  Payment Window To Subordination
Classes Description  Balance(4) (S&P / Fitch / Moody's) Call(1)/Mty(2)  Mty (2)(3)   Call(1) / Mty(2)      Level      Benchmark
======= =========== =========== ======================= ============== ============ ================== ============= ===========
  A-1     Floater   512,080,000       TBD/AAA/Aaa        0.80 / 0.80    0.78 / 0.78   1 - 20 / 1 - 20     21.10%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  A-2     Floater   156,440,000       TBD/AAA/Aaa        2.00 / 2.00    1.90 / 1.90  20 - 28 / 20 - 28    21.10%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  A-3     Floater   217,370,000       TBD/AAA/Aaa        3.50 / 3.50    3.18 / 3.18  28 - 65 / 28 - 65    21.10%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  A-4     Floater   136,726,000       TBD/AAA/Aaa        6.85 / 8.42    5.78 / 6.75 65 - 88 / 65 - 198    21.10%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-1     Floater    44,067,000       TBD/AA+/Aa1        5.04 / 5.58    4.39 / 4.72 43 - 88 / 43 - 167    17.70%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-2     Floater    40,827,000       TBD/AA+/Aa2        4.99 / 5.51    4.34 / 4.66 41 - 88 / 41 - 160    14.55%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-3     Floater    23,977,000       TBD/AA/Aa3         4.96 / 5.46    4.31 / 4.63 40 - 88 / 40 - 153    12.70%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-4     Floater    20,737,000       TBD/AA-/A1         4.94 / 5.43    4.28 / 4.59 40 - 88 / 40 - 148    11.10%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-5     Floater    20,737,000        TBD/A+/A2         4.92 / 5.39    4.26 / 4.55 39 - 88 / 39 - 143     9.50%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  M-6     Floater    18,793,000        TBD/A/A3          4.92 / 5.36    4.24 / 4.52 39 - 88 / 39 - 138     8.05%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  B-1     Floater    18,145,000       TBD/A-/Baa1        4.90 / 5.31    4.15 / 4.40 38 - 88 / 38 - 131     6.65%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  B-2     Floater    16,201,000      TBD/BBB+/Baa2       4.90 / 5.26    4.13 / 4.34 38 - 88 / 38 - 124     5.40%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------
  B-3     Floater    13,609,000      TBD/BBB/Baa3        4.90 / 5.20    4.03 / 4.21 38 - 88 / 38 - 117     4.35%     1 Mo. LIBOR
------- ----------- ----------- ----------------------- -------------- ------------ ------------------ ------------- -----------

Notes:(1)   Certificates are priced to the 10% optional clean-up call.
      (2)   Based on the pricing prepayment speed. See details below.
      (3)   Assumes pricing at par.
      (4)   Bond sizes subject to a variance of plus or minus 5%.


Issuer:               Morgan Stanley ABS Capital I Inc. Trust 2006-NC1.

Depositor:            Morgan Stanley ABS Capital I Inc.

Originator:           NC Capital Corporation

Servicers:            HomEq Servicing Corp. (99%), JPMorgan Chase & Co. (1%)

Swap Counterparty:    Morgan Stanley Capital Services Inc.

Trustee and Swap
Administrator:        Deutsche Bank National Trust Company

Manager:              Morgan Stanley (lead manager)

Rating Agencies:      Standard & Poor's, Moody's Investors Service and Fitch
                      Ratings.

Offered Certificates: The Class A-1, A-2, A-3, A-4, M-1, M-2, M-3, M-4, M-5,
                      M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates: The Class A-1, A-2, A-3 and A-4 Certificates.

Expected Closing
Date:                 January 27, 2006 through DTC and Euroclear or Clearstream.
                      The Certificates will be sold without accrued interest.

Cut-off Date:         January 1, 2006

Distribution Dates:   The 25th of each month, or if such day is not a business
                      day, on the next business day, beginning February 27, 2006.

Final Scheduled
Distribution Date:    For all Offered Certificates, the Distribution Date
                      occurring in December 2035.

Minimum Denomination: The Offered Certificates will be issued and available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:           For any Distribution Date, the calendar month preceding
                      the month in which that Distribution Date occurs.

Interest Accrual
Period: The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).


The Mortgage Loans:   The Trust will consist of approximately $1,296.1 million
                      of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment
Speed:                o    Fixed Rate Mortgage Loans: CPR starting at
                      approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                      o    ARM Mortgage Loans: 28% CPR

Credit Enhancement:   The Offered Certificates are credit enhanced by:

                      1) Net monthly excess cashflow from the Mortgage Loans,
                         after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement.

                      2) 4.35% overcollateralization (funded upfront). On and
                         after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                      3) Subordination of distributions on the more subordinate
                         classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Interest Rate
Support: Net Swap Payments received from the Swap Provider (if any).

Senior Enhancement
Percentage:           For any Distribution Date, the percentage obtained by
                      dividing (x) the aggregate Certificate Principal Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.


Step-down Date:       The later to occur of:
                      (x) The earlier of:
                          (a) The Distribution Date occurring in February 2009;
                              and
                          (b) The Distribution Date on which the aggregate
                              balance of the Class A Certificates is reduced to zero; and
                      (y) The first Distribution Date on which the Senior
                          Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 42.20%.

Trigger Event:        Either a Delinquency Trigger Event or a Cumulative Loss
                      Trigger Event.

Delinquency Trigger
Event: A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:


                      Class A Certificates remain outstanding         37.90% of the Senior Enhancement Percentage

                      On and after Class A pays off                   45.20% of the Class M-1 Enhancement Percentage

Cumulative Loss
Trigger Event:        A Cumulative Loss Trigger Event is in effect on any
                      Distribution Date if the aggregate amount of Realized
                      Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                      Months 25- 36       1.350 for the first month, plus an
                                          additional 1/12th of 1.700 for each
                                          month thereafter (e.g., 2.200 in Month
                                          31)

                      Months 37- 48       3.050 for the first month, plus an
                                          additional 1/12th of 1.750 for each
                                          month thereafter (e.g., 3.925 in Month
                                          43)

                      Months 49- 60       4.800 for the first month, plus an
                                          additional 1/12th of 1.400 for each
                                          month thereafter (e.g., 5.500 in Month
                                          55)

                      Months 61- 72       6.200 for the first month, plus an
                                          additional 1/12th of 0.750 for each
                                          month thereafter (e.g., 6.575 in Month
                                          67)

                      Months 73- 84       6.950 for the first month, plus an
                                          additional 1/12th of 0.050 for each
                                          month thereafter (e.g., 6.975 in Month
                                          79)

                      Months 85-
                      thereafter          7.000

Initial
Subordination
Percentage:           Class A:            21.10%
                      Class M-1:          17.70%
                      Class M-2:          14.55%
                      Class M-3:          12.70%
                      Class M-4:          11.10%
                      Class M-5:           9.50%
                      Class M-6:           8.05%
                      Class B-1:           6.65%
                      Class B-2:           5.40%
                      Class B-3:           4.35%

Optional Clean-up
Call: When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:      For all Offered Certificates the coupon will increase
                      after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                      Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Class A-1
Pass-Through Rate:    The Class A-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2
Pass-Through Rate:    The Class A-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3
Pass-Through Rate:    The Class A-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-4
Pass-Through Rate:    The Class A-4 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1
Pass-Through Rate:    The Class M-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2
Pass-Through Rate:    The Class M-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3
Pass-Through Rate:    The Class M-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4
Pass-Through Rate:    The Class M-4 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5
Pass-Through Rate:    The Class M-5 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6
Pass-Through Rate:    The Class M-6 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1
Pass-Through Rate:    The Class B-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


Class B-2
Pass-Through Rate:    The Class B-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3
Pass-Through Rate:    The Class B-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:    For any Distribution Date, a fraction, the numerator of
                      which is any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the Stated Principal
                      Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A-1, A-2, A-3,
A-4, M-1, M-2, M-3,
remaining M-4, M-5,
M-6, B-1, B-2 and
B-3 Basis Risk
Carry Forward
Amounts: As to any Distribution Date, the supplemental interest amount for each of the Class A-1, A-2, A-3, A-4, M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:

                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                      (ii) Any Basis Risk Carry Forward Amount for such class unpaid for such Certificate from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the
                            Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).


Interest
Distributions on
Offered Certificates: On each Distribution Date and after payments of servicing and trustee fees and other expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

                      (i) To the Class A Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                      (ii) To the Class M-1 Certificates, its Accrued Certificate Interest;
                      (iii) To the Class M-2 Certificates, its Accrued
                            Certificate Interest;
                      (iv) To the Class M-3 Certificates, its Accrued Certificate Interest;
                      (v) To the Class M-4 Certificates, its Accrued Certificate Interest;
                      (vi) To the Class M-5 Certificates, its Accrued Certificate Interest;
                      (vii) To the Class M-6 Certificates, its Accrued
                            Certificate Interest;
                      (viii)To the Class B-1 Certificates, its Accrued
                            Certificate Interest;
                      (ix) To the Class B-2 Certificates, its Accrued Certificate Interest; and
                      (x) To the Class B-3 Certificates, its Accrued Certificate Interest.

Principal
Distributions on
Offered Certificates: On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                      (i) to cover any Net Swap Payments and any Swap Termination Payments due to the Swap Counterparty remaining after the application of payments from the Interest Remittance Amount;
                      (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Certificate Principal Balances have been reduced to zero;
                      (iii) to the Class M-1 Certificates, until the Certificate
                            Principal Balance has been reduced to zero;
                      (iv) to the Class M-2 Certificates, until the Certificate Principal Balance has been reduced to zero;
                      (v) to the Class M-3 Certificates, until the Certificate Principal Balance has been reduced to zero;
                      (vi) to the Class M-4 Certificates, until the Certificate Principal Balance has been reduced to zero;
                      (vii) to the Class M-5 Certificates, until the Certificate
                            Principal Balance has been reduced to zero;
                      (viii)to the Class M-6 Certificates, until the
                            Certificate Principal Balance has been reduced to zero;
                      (ix) to the Class B-1 Certificates, until the Certificate Principal Balance has been reduced to zero;
                      (x)   to the Class B-2 Certificates, until the Certificate
                            Principal Balance has been reduced to zero; and
                      (xi)  to the Class B-3 Certificates, until the Certificate
                            Principal Balance has been reduced to zero.

                      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                      (i) to cover any Net Swap Payment and any Swap Termination Payments due to the Swap Counterparty remaining after the application of payments from the Interest Remittance Amount;
                      (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;
                      (iii) to the Class M-1 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (vii) to the Class M-5 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (viii)to the Class M-6 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
                      (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
                      (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Class A Principal
Allocation:           Any principal distributions allocated to the Class A
                      Certificates are required to be distributed first, to the Class A-1 Certificates, until their Class Certificate
                      Balance has been reduced to zero, second, to the Class A-2
                      Certificates, until their Class Certificate Balance has been reduced to zero, third, to the Class A-3
                      Certificates, until their Class Certificate Balance has been reduced to zero, and fourth, to the Class A-4
                      Certificates, until their Class Certificate Balance has been reduced to zero.

                      Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their Class Certificate Balances.

Swap Payment
Allocation:           For a given Class of Certificates outstanding, a pro rata
                      share of the Net Swap Payment owed by the Swap
                      Counterparty (if any), based on the outstanding
                      Certificate Balance of that Class.

Swap Payment
Priority:             All payments due under the Swap Agreement and any swap
                      termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority:
                      (i)   to pay any Net Swap Payment owed to the Swap
                            Counterparty pursuant to the Swap Agreement;
                      (ii)  to pay any Swap Termination Payment to the Swap
                            Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;
                      (iii) to the Class A-1, A-2, A-3 and A-4 Certificates,
                            Current Interest and Carryforward Interest, on a pro rata basis, to the extent not yet paid;
                      (iv)  to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                            and B-3 Certificates, Current Interest and
                            Carryforward Interest, sequentially and in that order, to the extent not yet paid;
                      (v)   to be paid as principal, in accordance with the
                            principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;
                      (vi)  concurrently, to the Class A-1, A-2, A-3 and A-4
                            Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                      (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5,
                            M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                      (viii)concurrently to Class A Certificates, Class M
                            Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                      (ix)  sequentially to the Class M-1, M-2, M-3, M-4, M-5,
                            M-6, B-1, B-2, and B-3 Certificates the allocated unreimbursed realized loss amount, to the extent not yet paid;
                      (x)   to pay any Swap Termination Payment to the Swap
                            Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                      (xi)  all remaining amounts to the holder of the Class X
                            Certificate.


Allocation of Net
Monthly Excess
Cashflow:             For any Distribution Date, any Net Monthly Excess Cashflow
                      shall be paid as follows:
                      (i)   to the Class M-1 Certificates, the unpaid interest
                            shortfall amount;
                      (ii)  to the Class M-1 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (iii) to the Class M-2 Certificates, the unpaid interest
                            shortfall amount;
                      (iv)  to the Class M-2 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (v)   to the Class M-3 Certificates, the unpaid interest
                            shortfall amount;
                      (vi)  to the Class M-3 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (vii) to the Class M-4 Certificates, the unpaid interest
                            shortfall amount;
                      (viii)to the Class M-4 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (ix)  to the Class M-5 Certificates, the unpaid interest
                            shortfall amount;
                      (x)   to the Class M-5 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (xi)  to the Class M-6 Certificates, the unpaid interest
                            shortfall amount;
                      (xii) to the Class M-6 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (xiii)to the Class B-1 Certificates, the unpaid interest
                            shortfall amount;
                      (xiv) to the Class B-1 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (xv)  to the Class B-2 Certificates, the unpaid interest
                            shortfall amount;
                      (xvi) to the Class B-2 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (xvii)to the Class B-3 Certificates, the unpaid interest
                            shortfall amount;
                      (xviii)to the Class B-3 Certificates, the allocated
                            unreimbursed realized loss amount;
                      (xix) concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and
                      (xx)  sequentially, to Classes M-1, M-2, M-3, M-4, M-5,
                            M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:             For any Distribution Date and each class of Certificates,
                      equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal
Distribution Amount:  On any Distribution Date, the sum of (i) the Basic
                      Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal
Distribution Amount:  On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:             For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:  For any Distribution Date, the lesser of (i) the excess of
                      (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated
Amount: For any Distribution Date, means the excess, if any of (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.60% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-3 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-4 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.80% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-5 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class M-6 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class B-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class B-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Class B-3 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.30% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,480,458.

Allocation of Losses: If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:     Portions of the trust will be treated as multiple real
                      estate mortgage investment conduits, or REMICs, for federal income tax purposes. The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction.
                      Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:    The Offered Certificates are expected to be ERISA
                      eligible. Plan fiduciaries should note the additional representations deemed to be made because of the Swap
                      Agreement, which will be described under "ERISA
                      Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                      Capital I Inc.Trust 2006-NC1 transaction.

SMMEA Eligibility:    It is anticipated that none of the Offered Certificates
                      will be SMMEA eligible.

Registration
Statement and
Prospectus:           This term sheet does not contain all information that is
                      required to be included in a registration statement, or in a base prospectus and prospectus supplement. The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering.
                      You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                      The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                      http://www.sec.gov/Archives/edgar/data/1030442/
                      000090514805000114/0000905148-05-000114.txt


Risk Factors:         PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                      THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                      PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                      MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-NC1
                      TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                      SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                      THE OFFERED CERTIFICATES.

Static Pool
Information:          Information concerning the sponsor's prior residential
                      mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com
                      /institutional/abs_spi/ Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                      Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------------------------------------------------------------------------------------------------------------
       PPC (%)                                   50           60           75          100         125           150          175
------------------------------------------------------------------------------------------------------------------------------------
A-1    WAL (yrs)                                1.61         1.34         1.08        0.80         0.64         0.52         0.44
       First Payment Date                     2/25/2006   2/25/2006     2/25/2006   2/25/2006   2/25/2006     2/25/2006    2/25/2006
       Expected Final Maturity                6/25/2009   11/25/2008    4/25/2008   9/25/2007   5/25/2007     2/25/2007   12/25/2006
       Window                                  1 - 41       1 - 34       1 - 27      1 - 20       1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2    WAL (yrs)                                4.12         3.43         2.73        2.00         1.57         1.27         1.06
       First Payment Date                     6/25/2009   11/25/2008    4/25/2008   9/25/2007   5/25/2007     2/25/2007   12/25/2006
       Expected Final Maturity                1/25/2011   3/25/2010     5/25/2009   5/25/2008   11/25/2007    7/25/2007    4/25/2007
       Window                                  41 - 60     34 - 50       27 - 40     20 - 28     16 - 22       13 - 18      11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-3    WAL (yrs)                                7.60         6.35         5.05        3.50         2.32         1.88         1.55
       First Payment Date                     1/25/2011   3/25/2010     5/25/2009   5/25/2008   11/25/2007    7/25/2007    4/25/2007
       Expected Final Maturity                2/25/2017   4/25/2015     6/25/2013   6/25/2011   12/25/2008    5/25/2008   12/25/2007
       Window                                 60 - 133     50 - 111      40 - 89     28 - 65     22 - 35       18 - 28      15 - 23
------------------------------------------------------------------------------------------------------------------------------------
A-4    WAL (yrs)                                13.77       11.63         9.29        6.85         5.02         2.79         2.21
       First Payment Date                     2/25/2017   4/25/2015     6/25/2013   6/25/2011   12/25/2008    5/25/2008   12/25/2007
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010    8/25/2008
       Window                                 133 - 176   111 - 149     89 - 119     65 - 88     35 - 68       28 - 55      23 - 31
------------------------------------------------------------------------------------------------------------------------------------
M-1    WAL (yrs)                                9.70         8.15         6.50        5.04         4.76         4.58         3.45
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   8/25/2009   3/25/2010     8/25/2010    8/25/2008
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     43 - 88     50 - 68       55 - 55      31 - 45
------------------------------------------------------------------------------------------------------------------------------------
M-2    WAL (yrs)                                9.70         8.15         6.50        4.99         4.48         4.57         3.74
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   6/25/2009   11/25/2009    7/25/2010   10/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     41 - 88     46 - 68       54 - 55      45 - 45
------------------------------------------------------------------------------------------------------------------------------------
M-3    WAL (yrs)                                9.70         8.15         6.50        4.96         4.34         4.38         3.74
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   5/25/2009   9/25/2009     3/25/2010   10/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     40 - 88     44 - 68       50 - 55      45 - 45
------------------------------------------------------------------------------------------------------------------------------------
M-4    WAL (yrs)                                9.70         8.15         6.50        4.94         4.26         4.16         3.63
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   5/25/2009   8/25/2009    12/25/2009    7/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     40 - 88     43 - 68       47 - 55      42 - 45
------------------------------------------------------------------------------------------------------------------------------------
M-5    WAL (yrs)                                9.70         8.15         6.50        4.92         4.21         4.01         3.47
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   4/25/2009   7/25/2009    10/25/2009    5/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     39 - 88     42 - 68       45 - 55      40 - 45
------------------------------------------------------------------------------------------------------------------------------------
M-6    WAL (yrs)                                9.70         8.15         6.50        4.92         4.16         3.89         3.34
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   4/25/2009   6/25/2009     8/25/2009    3/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     39 - 88     41 - 68       43 - 55      38 - 45
------------------------------------------------------------------------------------------------------------------------------------
B-1    WAL (yrs)                                9.70         8.15         6.50        4.90         4.12         3.80         3.25
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   3/25/2009   5/25/2009     7/25/2009    1/25/2009
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     38 - 88     40 - 68       42 - 55      36 - 45
------------------------------------------------------------------------------------------------------------------------------------
B-2    WAL (yrs)                                9.70         8.15         6.50        4.90         4.09         3.73         3.17
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   3/25/2009   4/25/2009     5/25/2009   12/25/2008
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     38 - 88     39 - 68       40 - 55      35 - 45
------------------------------------------------------------------------------------------------------------------------------------
B-3    WAL (yrs)                                9.70         8.15         6.50        4.90         4.08         3.67         3.12
       First Payment Date                     9/25/2010   12/25/2009    2/25/2009   3/25/2009   3/25/2009     5/25/2009   11/25/2008
       Expected Final Maturity                9/25/2020   6/25/2018    12/25/2015   5/25/2013   9/25/2011     8/25/2010   10/25/2009
       Window                                 56 - 176     47 - 149     37 - 119     38 - 88     38 - 68       40 - 55      34 - 45
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

Weighted Average Life Sensitivity

To MATURITY

------------------------------------------------------------------------------------------------------------------------------------
       PPC (%)                                    50          60           75           100        125           150         175
------------------------------------------------------------------------------------------------------------------------------------
A-1    WAL (yrs)                                 1.61        1.34         1.08         0.80        0.64         0.52         0.44
       First Payment Date                      2/25/2006  2/25/2006    2/25/2006     2/25/2006  2/25/2006     2/25/2006   2/25/2006
       Expected Final Maturity                 6/25/2009  11/25/2008   4/25/2008     9/25/2007  5/25/2007     2/25/2007   12/25/2006
       Window                                   1 - 41      1 - 34       1 - 27       1 - 20      1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2    WAL (yrs)                                 4.12        3.43         2.73         2.00        1.57         1.27         1.06
       First Payment Date                      6/25/2009  11/25/2008   4/25/2008     9/25/2007  5/25/2007     2/25/2007   12/25/2006
       Expected Final Maturity                 1/25/2011  3/25/2010    5/25/2009     5/25/2008  11/25/2007    7/25/2007   4/25/2007
       Window                                   41 - 60    34 - 50      27 - 40       20 - 28    16 - 22       13 - 18     11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-3    WAL (yrs)                                 7.60        6.35         5.05         3.50        2.32         1.88         1.55
       First Payment Date                      1/25/2011  3/25/2010    5/25/2009     5/25/2008  11/25/2007    7/25/2007   4/25/2007
       Expected Final Maturity                 2/25/2017  4/25/2015    6/25/2013     6/25/2011  12/25/2008    5/25/2008   12/25/2007
       Window                                  60 - 133    50 - 111     40 - 89       28 - 65    22 - 35       18 - 28     15 - 23
------------------------------------------------------------------------------------------------------------------------------------
A-4    WAL (yrs)                                 16.31      14.01        11.35         8.42        6.26         3.13         2.21
       First Payment Date                      2/25/2017  4/25/2015    6/25/2013     6/25/2011  12/25/2008    5/25/2008   12/25/2007
       Expected Final Maturity                 2/25/2033  2/25/2031    7/25/2027     7/25/2022  1/25/2019     7/25/2016   8/25/2008
       Window                                  133 - 325  111 - 301     89 - 258     65 - 198    35 - 156     28 - 126     23 - 31
------------------------------------------------------------------------------------------------------------------------------------
M-1    WAL (yrs)                                 10.60       8.98         7.21         5.58        5.19         6.65         5.56
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     8/25/2009  3/25/2010     6/25/2011   8/25/2008
       Expected Final Maturity                10/25/2030  3/25/2028    6/25/2024    12/25/2019  12/25/2016   10/25/2014   9/25/2014
       Window                                  56 - 297    47 - 266     37 - 221     43 - 167    50 - 131     65 - 105     31 - 104
------------------------------------------------------------------------------------------------------------------------------------
M-2    WAL (yrs)                                 10.58       8.96         7.19         5.51        4.90         5.19         4.73
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     6/25/2009  11/25/2009    7/25/2010   2/25/2010
       Expected Final Maturity                 3/25/2030  6/25/2027    10/25/2023    5/25/2019  6/25/2016     6/25/2014   12/25/2012
       Window                                  56 - 290    47 - 257     37 - 213     41 - 160    46 - 125     54 - 101     49 - 83
------------------------------------------------------------------------------------------------------------------------------------
M-3    WAL (yrs)                                 10.55       8.93         7.17         5.46        4.74         4.70         4.14
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     5/25/2009  9/25/2009     3/25/2010   10/25/2009
       Expected Final Maturity                 6/25/2029  9/25/2026    2/25/2023    10/25/2018  1/25/2016     1/25/2014   8/25/2012
       Window                                  56 - 281    47 - 248     37 - 205     40 - 153    44 - 120      50 - 96     45 - 79
------------------------------------------------------------------------------------------------------------------------------------
M-4    WAL (yrs)                                 10.53       8.91         7.15         5.43        4.65         4.47         3.89
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     5/25/2009  8/25/2009    12/25/2009   7/25/2009
       Expected Final Maturity                11/25/2028  2/25/2026    7/25/2022     5/25/2018  9/25/2015    10/25/2013   6/25/2012
       Window                                  56 - 274    47 - 241     37 - 198     40 - 148    43 - 116      47 - 93     42 - 77
------------------------------------------------------------------------------------------------------------------------------------
M-5    WAL (yrs)                                 10.50       8.88         7.12         5.39        4.58         4.30         3.71
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     4/25/2009  7/25/2009    10/25/2009   5/25/2009
       Expected Final Maturity                 4/25/2028  7/25/2025    1/25/2022    12/25/2017  5/25/2015     7/25/2013   3/25/2012
       Window                                  56 - 267    47 - 234     37 - 192     39 - 143    42 - 112      45 - 90     40 - 74
------------------------------------------------------------------------------------------------------------------------------------
M-6    WAL (yrs)                                 10.47       8.84         7.09         5.36        4.51         4.17         3.57
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     4/25/2009  6/25/2009     8/25/2009   3/25/2009
       Expected Final Maturity                 8/25/2027  11/25/2024   6/25/2021     7/25/2017  12/25/2014    3/25/2013   12/25/2011
       Window                                  56 - 259    47 - 226     37 - 185     39 - 138    41 - 107      43 - 86     38 - 71
------------------------------------------------------------------------------------------------------------------------------------
B-1    WAL (yrs)                                 10.41       8.79         7.04         5.31        4.45         4.06         3.46
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     3/25/2009  5/25/2009     7/25/2009   1/25/2009
       Expected Final Maturity                11/25/2026  2/25/2024    10/25/2020   12/25/2016  7/25/2014    11/25/2012   9/25/2011
       Window                                  56 - 250    47 - 217     37 - 177     38 - 131    40 - 102      42 - 82     36 - 68
------------------------------------------------------------------------------------------------------------------------------------
B-2    WAL (yrs)                                 10.34       8.72         6.98         5.26        4.38         3.96         3.36
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     3/25/2009  4/25/2009     5/25/2009   12/25/2008
       Expected Final Maturity                12/25/2025  3/25/2023    1/25/2020     5/25/2016  2/25/2014     7/25/2012   5/25/2011
       Window                                  56 - 239    47 - 206     37 - 168     38 - 124    39 - 97       40 - 78     35 - 64
------------------------------------------------------------------------------------------------------------------------------------
B-3    WAL (yrs)                                 10.24       8.63         6.90         5.20        4.32         3.86         3.28
       First Payment Date                      9/25/2010  12/25/2009   2/25/2009     3/25/2009  3/25/2009     5/25/2009   11/25/2008
       Expected Final Maturity                12/25/2024  3/25/2022    2/25/2019    10/25/2015  8/25/2013     2/25/2012   1/25/2011
       Window                                  56 - 227    47 - 194     37 - 157     38 - 117    38 - 91       40 - 73     34 - 60
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

CPR Sensitivity
To CALL
--------------------------------------------------------------------------------
       CPR (%)                                   20          25           30
--------------------------------------------------------------------------------
A-1    WAL (yrs)                                1.04        0.82         0.67
       First Payment Date                     2/25/2006  2/25/2006    2/25/2006
       Expected Final Maturity                4/25/2008  10/25/2007   6/25/2007
       Window                                  1 - 27      1 - 21       1 - 17
--------------------------------------------------------------------------------
A-2    WAL (yrs)                                2.69        2.10         1.71
       First Payment Date                     4/25/2008  10/25/2007   6/25/2007
       Expected Final Maturity                4/25/2009  7/25/2008    1/25/2008
       Window                                  27 - 39    21 - 30      17 - 24
--------------------------------------------------------------------------------
A-3    WAL (yrs)                                5.01        3.80         2.72
       First Payment Date                     4/25/2009  7/25/2008    1/25/2008
       Expected Final Maturity                5/25/2013  10/25/2011   10/25/2010
       Window                                  39 - 88    30 - 69      24 - 57
--------------------------------------------------------------------------------
A-4    WAL (yrs)                                9.28        7.31         5.93
       First Payment Date                     5/25/2013  10/25/2011   10/25/2010
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 88 - 119    69 - 94      57 - 76
--------------------------------------------------------------------------------
M-1    WAL (yrs)                                6.47        5.26         4.78
       First Payment Date                     2/25/2009  7/25/2009    12/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    42 - 94      47 - 76
--------------------------------------------------------------------------------
M-2    WAL (yrs)                                6.47        5.22         4.62
       First Payment Date                     2/25/2009  5/25/2009    9/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    40 - 94      44 - 76
--------------------------------------------------------------------------------
M-3    WAL (yrs)                                6.47        5.21         4.54
       First Payment Date                     2/25/2009  5/25/2009    8/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    40 - 94      43 - 76
--------------------------------------------------------------------------------
M-4    WAL (yrs)                                6.47        5.19         4.50
       First Payment Date                     2/25/2009  4/25/2009    6/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    39 - 94      41 - 76
--------------------------------------------------------------------------------
M-5    WAL (yrs)                                6.47        5.19         4.46
       First Payment Date                     2/25/2009  4/25/2009    6/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    39 - 94      41 - 76
--------------------------------------------------------------------------------
M-6    WAL (yrs)                                6.47        5.17         4.43
       First Payment Date                     2/25/2009  3/25/2009    5/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    38 - 94      40 - 76
--------------------------------------------------------------------------------
B-1    WAL (yrs)                                6.47        5.17         4.41
       First Payment Date                     2/25/2009  3/25/2009    4/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    38 - 94      39 - 76
--------------------------------------------------------------------------------
B-2    WAL (yrs)                                6.47        5.17         4.39
       First Payment Date                     2/25/2009  3/25/2009    4/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    38 - 94      39 - 76
--------------------------------------------------------------------------------
B-3    WAL (yrs)                                6.47        5.16         4.36
       First Payment Date                     2/25/2009  2/25/2009    3/25/2009
       Expected Final Maturity               12/25/2015  11/25/2013   5/25/2012
       Window                                 37 - 119    37 - 94      38 - 76
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

--------------------------------------------------------------------------------
       CPR (%)                                   20          25           30
--------------------------------------------------------------------------------
A-1    WAL (yrs)                                1.04        0.82         0.67
       First Payment Date                     2/25/2006  2/25/2006    2/25/2006
       Expected Final Maturity                4/25/2008  10/25/2007   6/25/2007
       Window                                  1 - 27      1 - 21       1 - 17
--------------------------------------------------------------------------------
A-2    WAL (yrs)                                2.69        2.10         1.71
       First Payment Date                     4/25/2008  10/25/2007   6/25/2007
       Expected Final Maturity                4/25/2009  7/25/2008    1/25/2008
       Window                                  27 - 39    21 - 30      17 - 24
--------------------------------------------------------------------------------
A-3    WAL (yrs)                                5.01        3.80         2.72
       First Payment Date                     4/25/2009  7/25/2008    1/25/2008
       Expected Final Maturity                5/25/2013  10/25/2011   10/25/2010
       Window                                  39 - 88    30 - 69      24 - 57
--------------------------------------------------------------------------------
A-4    WAL (yrs)                                11.31       8.95         7.30
       First Payment Date                     5/25/2013  10/25/2011   10/25/2010
       Expected Final Maturity                6/25/2027  6/25/2023    5/25/2020
       Window                                 88 - 257    69 - 209     57 - 172
--------------------------------------------------------------------------------
M-1    WAL (yrs)                                7.17        5.82         5.25
       First Payment Date                     2/25/2009  7/25/2009    12/25/2009
       Expected Final Maturity                5/25/2024  10/25/2020   2/25/2018
       Window                                 37 - 220    42 - 177     47 - 145
--------------------------------------------------------------------------------
M-2    WAL (yrs)                                7.15        5.77         5.08
       First Payment Date                     2/25/2009  5/25/2009    9/25/2009
       Expected Final Maturity               10/25/2023  3/25/2020    8/25/2017
       Window                                 37 - 213    40 - 170     44 - 139
--------------------------------------------------------------------------------
M-3    WAL (yrs)                                7.13        5.74         4.99
       First Payment Date                     2/25/2009  5/25/2009    8/25/2009
       Expected Final Maturity                1/25/2023  8/25/2019    2/25/2017
       Window                                 37 - 204    40 - 163     43 - 133
--------------------------------------------------------------------------------
M-4    WAL (yrs)                                7.11        5.70         4.93
       First Payment Date                     2/25/2009  4/25/2009    6/25/2009
       Expected Final Maturity                6/25/2022  2/25/2019    10/25/2016
       Window                                 37 - 197    39 - 157     41 - 129
--------------------------------------------------------------------------------
M-5    WAL (yrs)                                7.08        5.68         4.87
       First Payment Date                     2/25/2009  4/25/2009    6/25/2009
       Expected Final Maturity               12/25/2021  9/25/2018    5/25/2016
       Window                                 37 - 191    39 - 152     41 - 124
--------------------------------------------------------------------------------
M-6    WAL (yrs)                                7.05        5.64         4.82
       First Payment Date                     2/25/2009  3/25/2009    5/25/2009
       Expected Final Maturity                5/25/2021  3/25/2018    12/25/2015
       Window                                 37 - 184    38 - 146     40 - 119
--------------------------------------------------------------------------------
B-1    WAL (yrs)                                7.01        5.60         4.77
       First Payment Date                     2/25/2009  3/25/2009    4/25/2009
       Expected Final Maturity                9/25/2020  9/25/2017    7/25/2015
       Window                                 37 - 176    38 - 140     39 - 114
--------------------------------------------------------------------------------
B-2    WAL (yrs)                                6.95        5.55         4.71
       First Payment Date                     2/25/2009  3/25/2009    4/25/2009
       Expected Final Maturity               12/25/2019  1/25/2017    1/25/2015
       Window                                 37 - 167    38 - 132     39 - 108
--------------------------------------------------------------------------------
B-3    WAL (yrs)                                6.87        5.47         4.63
       First Payment Date                     2/25/2009  2/25/2009    3/25/2009
       Expected Final Maturity                2/25/2019  5/25/2016    6/25/2014
       Window                                 37 - 157    37 - 124     38 - 101
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period                 A-1 Cap (%)  A-2 Cap (%)    A-3 Cap (%)     A-4 Cap (%)
--------------------------------------------------------------------------------
                       Actual/360    Actual/360     Actual/360     Actual/360

     0                         -             -              -               -
     1                       20.08         20.14          20.21           20.30
     2                       20.08         20.14          20.21           20.30
     3                       20.08         20.14          20.21           20.30
     4                       20.08         20.14          20.21           20.30
     5                       20.08         20.14          20.21           20.30
     6                       20.08         20.14          20.21           20.30
     7                       20.08         20.14          20.21           20.30
     8                       20.08         20.14          20.21           20.30
     9                       20.08         20.14          20.21           20.30
     10                      20.08         20.14          20.21           20.30
     11                      20.08         20.14          20.21           20.30
     12                      20.08         20.14          20.20           20.21
     13                      20.02         20.02          20.02           20.02
     14                      20.15         20.21          20.22           20.22
     15                      19.69         19.69          19.69           19.69
     16                      19.64         19.64          19.64           19.64
     17                      19.37         19.37          19.37           19.37
     18                      19.34         19.34          19.34           19.34
     19                      19.07         19.07          19.07           19.07
     20                      18.92         18.92          18.92           18.92
     21                        -           18.87          18.87           18.87
     22                        -           12.16          12.16           12.16
     23                        -           12.41          12.41           12.41
     24                        -           12.17          12.17           12.17
     25                        -           12.18          12.18           12.18
     26                        -           12.71          12.71           12.71
     27                        -           12.22          12.22           12.22
     28                        -           13.62          13.62           13.62
     29                        -             -            13.36           13.36
     30                        -             -            13.69           13.69
     31                        -             -            13.44           13.44
     32                        -             -            13.47           13.47
     33                        -             -            13.63           13.63
     34                        -             -            14.37           14.37
     35                        -             -            14.81           14.81
     36                        -             -            14.54           14.54
     37                        -             -            80.42           80.42
     38                        -             -            22.10           22.10
     39                        -             -            19.40           19.40
     40                        -             -            20.86           20.86
     41                        -             -            20.08           20.08
     42                        -             -            20.42           20.42
     43                        -             -            19.66           19.66
     44                        -             -            19.47           19.47
     45                        -             -            19.85           19.85
     46                        -             -            19.93           19.93
     47                        -             -            20.45           20.45
     48                        -             -            19.87           19.87
     49                        -             -            19.84           19.84
     50                        -             -            21.59           21.59
     51                        -             -            19.82           19.82
     52                        -             -            20.38           20.38
     53                        -             -            19.79           19.79
     54                        -             -            20.32           20.32
     55                        -             -            19.73           19.73
     56                        -             -            17.39           17.39
     57                        -             -            18.03           18.03
     58                        -             -            17.48           17.48
     59                        -             -            18.06           18.06
     60                        -             -            17.47           17.47
     61                        -             -            17.46           17.46
     62                        -             -            19.32           19.32
     63                        -             -            17.49           17.49
     64                        -             -            18.07           18.07
     65                        -             -            17.48           17.48
     66                        -             -              -             18.06
     67                        -             -              -             17.47
     68                        -             -              -             17.46
     69                        -             -              -             18.08
     70                        -             -              -             17.49
     71                        -             -              -             18.07
     72                        -             -              -             17.48
     73                        -             -              -             17.47
     74                        -             -              -             18.67
     75                        -             -              -             17.50
     76                        -             -              -             18.08
     77                        -             -              -             17.49
     78                        -             -              -             18.07
     79                        -             -              -             17.48
     80                        -             -              -             17.47
     81                        -             -              -             18.08
     82                        -             -              -             17.49
     83                        -             -              -             18.07
     84                        -             -              -             17.48
     85                        -             -              -             17.47
     86                        -             -              -             19.34
     87                        -             -              -             17.46
     88                        -             -              -             18.04
     89                        -             -              -             17.45
     90                        -             -              -             18.02
     91                        -             -              -             17.43
     92                        -             -              -             17.43
     93                        -             -              -             18.00
     94                        -             -              -             17.42
     95                        -             -              -             17.99
     96                        -             -              -             17.40
     97                        -             -              -             17.40
     98                        -             -              -             19.25
     99                        -             -              -             17.38
    100                        -             -              -             17.96
    101                        -             -              -             17.37
    102                        -             -              -             17.94
    103                        -             -              -             17.36
    104                        -             -              -             17.35
    105                        -             -              -             17.92
    106                        -             -              -             17.34
    107                        -             -              -             17.91
    108                        -             -              -             17.33
    109                        -             -              -             15.67
    110                        -             -              -             14.12
    111                        -             -              -             12.79
    112                        -             -              -             13.26
    113                        -             -              -             12.87
    114                        -             -              -             13.34
    115                        -             -              -             12.95
    116                        -             -              -             13.00
    117                        -             -              -             13.48
    118                        -             -              -             13.09
    119                        -             -              -             13.58
    120                        -             -              -             13.19
    121                        -             -              -             13.24
    122                        -             -              -             14.21
    123                        -             -              -             13.35
    124                        -             -              -             13.85
    125                        -             -              -             13.46
    126                        -             -              -             13.97
    127                        -             -              -             13.58
    128                        -             -              -             13.65
    129                        -             -              -             14.17
    130                        -             -              -             13.78
    131                        -             -              -             14.31
    132                        -             -              -             13.92
    133                        -             -              -             13.99
    134                        -             -              -             15.57
    135                        -             -              -             14.14
    136                        -             -              -             14.70
    137                        -             -              -             14.31
    138                        -             -              -             14.87
    139                        -             -              -             14.48
    140                        -             -              -             14.57
    141                        -             -              -             15.15
    142                        -             -              -             14.75
    143                        -             -              -             15.35
    144                        -             -              -             14.95
    145                        -             -              -             15.05
    146                        -             -              -             16.78
    147                        -             -              -             15.27
    148                        -             -              -             15.89
    149                        -             -              -             15.50
    150                        -             -              -             16.14
    151                        -             -              -             15.74
    152                        -             -              -             15.86
    153                        -             -              -             16.53
    154                        -             -              -             16.13
    155                        -             -              -             16.80
    156                        -             -              -             16.40
    157                        -             -              -             16.55
    158                        -             -              -             18.49
    159                        -             -              -             16.85
    160                        -             -              -             17.58
    161                        -             -              -             17.17
    162                        -             -              -             17.92
    163                        -             -              -             17.51
    164                        -             -              -             17.69
    165                        -             -              -             18.46
    166                        -             -              -             18.05
    167                        -             -              -             18.85
    168                        -             -              -             18.44
    169                        -             -              -             18.73
    170                        -             -              -             20.43
    171                        -             -              -             19.53
    172                        -             -              -             20.64
    173                        -             -              -             20.46
    174                        -             -              -             21.68
    175                        -             -              -             21.54
    176                        -             -              -             22.16
    177                        -             -              -             23.59
    178                        -             -              -             23.56
    179                        -             -              -             25.17
    180                        -             -              -             25.25
    181                        -             -              -             26.23
    182                        -             -              -             30.25
    183                        -             -              -             28.56
    184                        -             -              -             30.94
    185                        -             -              -             31.53
    186                        -             -              -             34.45
    187                        -             -              -             35.43
    188                        -             -              -             37.89
    189                        -             -              -             42.17
    190                        -             -              -             44.32
    191                        -             -              -             50.25
    192                        -             -              -             54.05
    193                        -             -              -             61.06
    194                        -             -              -             78.02
    195                        -             -              -             83.79
    196                        -             -              -            107.52
    197                        -             -              -            138.57
    198                        -             -              -            217.57
    199                        -             -              -            664.28
    200                        -             -              -               -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period           M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------------------------------------------------------------------------------------------------------------------------------------
                 Actual/360   Actual/360   Actual/360    Actual/360  Actual/360   Actual/360   Actual/360   Actual/360    Actual/360
    0                   -            -            -             -           -            -            -            -             -
    1                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    2                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    3                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    4                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    5                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    6                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    7                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    8                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    9                 20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    10                20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    11                20.38        20.40        20.42         20.54       20.58        20.67        21.25        21.45         22.20
    12                19.78        19.78        19.78         19.80       19.81        19.82        19.90        19.93         20.03
    13                19.48        19.48        19.48         19.48       19.48        19.48        19.48        19.48         19.48
    14                19.62        19.62        19.62         19.62       19.62        19.63        19.65        19.65         19.68
    15                19.10        19.10        19.10         19.10       19.10        19.10        19.10        19.10         19.10
    16                19.02        19.02        19.02         19.02       19.02        19.02        19.02        19.02         19.02
    17                18.74        18.74        18.74         18.74       18.74        18.74        18.74        18.74         18.74
    18                18.66        18.66        18.66         18.66       18.66        18.66        18.66        18.66         18.66
    19                18.39        18.39        18.39         18.39       18.39        18.39        18.39        18.39         18.39
    20                18.22        18.22        18.22         18.22       18.22        18.22        18.22        18.22         18.22
    21                18.10        18.10        18.10         18.10       18.10        18.10        18.10        18.10         18.10
    22                11.27        11.27        11.27         11.27       11.27        11.27        11.27        11.27         11.27
    23                11.46        11.46        11.46         11.46       11.46        11.46        11.46        11.46         11.46
    24                11.21        11.21        11.21         11.21       11.21        11.21        11.21        11.21         11.21
    25                11.18        11.18        11.18         11.18       11.18        11.18        11.18        11.18         11.18
    26                11.59        11.59        11.59         11.59       11.59        11.59        11.59        11.59         11.59
    27                11.12        11.12        11.12         11.12       11.12        11.12        11.12        11.12         11.12
    28                12.29        12.29        12.29         12.29       12.29        12.29        12.29        12.29         12.29
    29                12.01        12.01        12.01         12.01       12.01        12.01        12.01        12.01         12.01
    30                12.23        12.23        12.23         12.23       12.23        12.23        12.23        12.23         12.23
    31                11.95        11.95        11.95         11.95       11.95        11.95        11.95        11.95         11.95
    32                11.91        11.91        11.91         11.91       11.91        11.91        11.91        11.91         11.91
    33                11.92        11.92        11.92         11.92       11.92        11.92        11.92        11.92         11.92
    34                12.42        12.42        12.42         12.42       12.42        12.42        12.42        12.42         12.42
    35                12.69        12.69        12.69         12.69       12.69        12.69        12.69        12.69         12.69
    36                12.38        12.38        12.38         12.38       12.38        12.38        12.38        12.38         12.38
    37                12.36        12.36        12.36         12.36       12.36        12.36        12.36        12.36         12.36
    38                13.18        13.18        13.18         13.18       13.18        13.18        13.18        13.18         13.18
    39                12.27        12.27        12.27         12.27       12.27        12.27        12.27        12.27         12.27
    40                13.52        13.52        13.52         13.52       13.52        13.52        13.52        13.52         13.52
    41                13.17        13.17        13.17         13.17       13.17        13.17        13.17        13.17         13.17
    42                13.46        13.46        13.46         13.46       13.46        13.46        13.46        13.46         13.46
    43                13.11        13.11        13.11         13.11       13.11        13.11        13.11        13.11         13.11
    44                13.08        13.08        13.08         13.08       13.08        13.08        13.08        13.08         13.08
    45                13.42        13.42        13.42         13.42       13.42        13.42        13.42        13.42         13.42
    46                13.71        13.71        13.71         13.71       13.71        13.71        13.71        13.71         13.71
    47                14.02        14.02        14.02         14.02       14.02        14.02        14.02        14.02         14.02
    48                13.65        13.65        13.65         13.65       13.65        13.65        13.65        13.65         13.65
    49                13.62        13.62        13.62         13.62       13.62        13.62        13.62        13.62         13.62
    50                14.70        14.70        14.70         14.70       14.70        14.70        14.70        14.70         14.70
    51                13.60        13.60        13.60         13.60       13.60        13.60        13.60        13.60         13.60
    52                13.94        13.94        13.94         13.94       13.94        13.94        13.94        13.94         13.94
    53                13.56        13.56        13.56         13.56       13.56        13.56        13.56        13.56         13.56
    54                13.88        13.88        13.88         13.88       13.88        13.88        13.88        13.88         13.88
    55                13.51        13.51        13.51         13.51       13.51        13.51        13.51        13.51         13.51
    56                11.17        11.17        11.17         11.17       11.17        11.17        11.17        11.17         11.17
    57                11.59        11.59        11.59         11.59       11.59        11.59        11.59        11.59         11.59
    58                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    59                11.61        11.61        11.61         11.61       11.61        11.61        11.61        11.61         11.61
    60                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    61                11.22        11.22        11.22         11.22       11.22        11.22        11.22        11.22         11.22
    62                12.42        12.42        12.42         12.42       12.42        12.42        12.42        12.42         12.42
    63                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    64                11.62        11.62        11.62         11.62       11.62        11.62        11.62        11.62         11.62
    65                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    66                11.61        11.61        11.61         11.61       11.61        11.61        11.61        11.61         11.61
    67                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    68                11.22        11.22        11.22         11.22       11.22        11.22        11.22        11.22         11.22
    69                11.62        11.62        11.62         11.62       11.62        11.62        11.62        11.62         11.62
    70                11.25        11.25        11.25         11.25       11.25        11.25        11.25        11.25         11.25
    71                11.62        11.62        11.62         11.62       11.62        11.62        11.62        11.62         11.62
    72                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    73                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    74                12.00        12.00        12.00         12.00       12.00        12.00        12.00        12.00         12.00
    75                11.25        11.25        11.25         11.25       11.25        11.25        11.25        11.25         11.25
    76                11.63        11.63        11.63         11.63       11.63        11.63        11.63        11.63         11.63
    77                11.25        11.25        11.25         11.25       11.25        11.25        11.25        11.25         11.25
    78                11.62        11.62        11.62         11.62       11.62        11.62        11.62        11.62         11.62
    79                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    80                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    81                11.62        11.62        11.62         11.62       11.62        11.62        11.62        11.62         11.62
    82                11.24        11.24        11.24         11.24       11.24        11.24        11.24        11.24         11.24
    83                11.61        11.61        11.61         11.61       11.61        11.61        11.61        11.61         11.61
    84                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    85                11.23        11.23        11.23         11.23       11.23        11.23        11.23        11.23         11.23
    86                12.42        12.42        12.42         12.42       12.42        12.42        12.42        12.42         12.42
    87                11.21        11.21        11.21         11.21       11.21        11.21        11.21        11.21         11.21
    88                11.58        11.58        11.58         11.58       11.58        11.58        11.58        11.58         11.58
    89                11.20        11.20        11.20         11.20       11.20        11.20        11.20        11.20         11.20
    90                11.57        11.57        11.57         11.57       11.57        11.57        11.57        11.57         11.57
    91                11.19        11.19        11.19         11.19       11.19        11.19        11.19        11.19         11.19
    92                11.18        11.18        11.18         11.18       11.18        11.18        11.18        11.18         11.18
    93                11.55        11.55        11.55         11.55       11.55        11.55        11.55        11.55         11.55
    94                11.17        11.17        11.17         11.17       11.17        11.17        11.17        11.17         11.17
    95                11.53        11.53        11.53         11.53       11.53        11.53        11.53        11.53         11.53
    96                11.16        11.16        11.16         11.16       11.16        11.16        11.16        11.16         11.16
    97                11.15        11.15        11.15         11.15       11.15        11.15        11.15        11.15         11.15
    98                12.34        12.34        12.34         12.34       12.34        12.34        12.34        12.34         12.34
    99                11.14        11.14        11.14         11.14       11.14        11.14        11.14        11.14         11.14
   100                11.50        11.50        11.50         11.50       11.50        11.50        11.50        11.50         11.50
   101                11.13        11.13        11.13         11.13       11.13        11.13        11.13        11.13         11.13
   102                11.49        11.49        11.49         11.49       11.49        11.49        11.49        11.49         11.49
   103                11.11        11.11        11.11         11.11       11.11        11.11        11.11        11.11         11.11
   104                11.11        11.11        11.11         11.11       11.11        11.11        11.11        11.11         11.11
   105                11.47        11.47        11.47         11.47       11.47        11.47        11.47        11.47         11.47
   106                11.09        11.09        11.09         11.09       11.09        11.09        11.09        11.09         11.09
   107                11.46        11.46        11.46         11.46       11.46        11.46        11.46        11.46         11.46
   108                11.08        11.08        11.08         11.08       11.08        11.08        11.08        11.08         11.08
   109                11.08        11.08        11.08         11.08       11.08        11.08        11.08        11.08         11.08
   110                12.26        12.26        12.26         12.26       12.26        12.26        12.26        12.26         12.26
   111                11.06        11.06        11.06         11.06       11.06        11.06        11.06        11.06         11.06
   112                11.43        11.43        11.43         11.43       11.43        11.43        11.43        11.43         11.43
   113                11.05        11.05        11.05         11.05       11.05        11.05        11.05        11.05         11.05
   114                11.41        11.41        11.41         11.41       11.41        11.41        11.41        11.41         11.41
   115                11.04        11.04        11.04         11.04       11.04        11.04        11.04        11.04         11.04
   116                11.03        11.03        11.03         11.03       11.03        11.03        11.03        11.03         11.03
   117                11.39        11.39        11.39         11.39       11.39        11.39        11.39        11.39         11.39
   118                11.02        11.02        11.02         11.02       11.02        11.02        11.02        11.02           -
   119                11.38        11.38        11.38         11.38       11.38        11.38        11.38        11.38           -
   120                11.01        11.01        11.01         11.01       11.01        11.01        11.01        11.01           -
   121                11.00        11.00        11.00         11.00       11.00        11.00        11.00        11.00           -
   122                11.75        11.75        11.75         11.75       11.75        11.75        11.75        11.75           -
   123                10.99        10.99        10.99         10.99       10.99        10.99        10.99        10.99           -
   124                11.35        11.35        11.35         11.35       11.35        11.35        11.35        11.35           -
   125                10.98        10.98        10.98         10.98       10.98        10.98        10.98        10.98           -
   126                11.34        11.34        11.34         11.34       11.34        11.34        11.34          -             -
   127                10.96        10.96        10.96         10.96       10.96        10.96        10.96          -             -
   128                10.96        10.96        10.96         10.96       10.96        10.96        10.96          -             -
   129                11.32        11.32        11.32         11.32       11.32        11.32        11.32          -             -
   130                10.95        10.95        10.95         10.95       10.95        10.95        10.95          -             -
   131                11.30        11.30        11.30         11.30       11.30        11.30        11.30          -             -
   132                10.93        10.93        10.93         10.93       10.93        10.93        10.93          -             -
   133                10.93        10.93        10.93         10.93       10.93        10.93          -            -             -
   134                12.09        12.09        12.09         12.09       12.09        12.09          -            -             -
   135                10.92        10.92        10.92         10.92       10.92        10.92          -            -             -
   136                11.27        11.27        11.27         11.27       11.27        11.27          -            -             -
   137                10.90        10.90        10.90         10.90       10.90        10.90          -            -             -
   138                11.26        11.26        11.26         11.26       11.26        11.26          -            -             -
   139                10.89        10.89        10.89         10.89       10.89          -            -            -             -
   140                10.89        10.89        10.89         10.89       10.89          -            -            -             -
   141                11.24        11.24        11.24         11.24       11.24          -            -            -             -
   142                10.87        10.87        10.87         10.87       10.87          -            -            -             -
   143                11.23        11.23        11.23         11.23       11.23          -            -            -             -
   144                10.86        10.86        10.86         10.86       10.86          -            -            -             -
   145                10.85        10.85        10.85         10.85         -            -            -            -             -
   146                12.01        12.01        12.01         12.01         -            -            -            -             -
   147                10.84        10.84        10.84         10.84         -            -            -            -             -
   148                11.20        11.20        11.20         11.20         -            -            -            -             -
   149                10.83        10.83        10.83         10.83         -            -            -            -             -
   150                11.19        11.19        11.19           -           -            -            -            -             -
   151                10.82        10.82        10.82           -           -            -            -            -             -
   152                10.81        10.81        10.81           -           -            -            -            -             -
   153                11.17        11.17        11.17           -           -            -            -            -             -
   154                10.80        10.80        10.80           -           -            -            -            -             -
   155                11.16        11.16          -             -           -            -            -            -             -
   156                10.79        10.79          -             -           -            -            -            -             -
   157                10.78        10.78          -             -           -            -            -            -             -
   158                11.93        11.93          -             -           -            -            -            -             -
   159                10.77        10.77          -             -           -            -            -            -             -
   160                11.12        11.12          -             -           -            -            -            -             -
   161                10.76        10.76          -             -           -            -            -            -             -
   162                11.11        11.11          -             -           -            -            -            -             -
   163                10.75          -            -             -           -            -            -            -             -
   164                10.74          -            -             -           -            -            -            -             -
   165                11.09          -            -             -           -            -            -            -             -
   166                10.73          -            -             -           -            -            -            -             -
   167                11.08          -            -             -           -            -            -            -             -
   168                10.72          -            -             -           -            -            -            -             -
   169                  -            -            -             -           -            -            -            -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.75%

---------------- ------------------- -------------------- -----------------
    Period         Start Accrual         End Accrual        Swap Notional
---------------- ------------------- -------------------- -----------------
       1             1/27/2006            2/25/2006        1,231,286,996.56
       2             2/25/2006            3/25/2006        1,184,767,732.28
       3             3/25/2006            4/25/2006        1,139,724,953.43
       4             4/25/2006            5/25/2006        1,096,082,870.25
       5             5/25/2006            6/25/2006        1,053,771,880.00
       6             6/25/2006            7/25/2006        1,012,728,484.61
       7             7/25/2006            8/25/2006         972,894,848.40
       8             8/25/2006            9/25/2006         934,218,701.72
       9             9/25/2006           10/25/2006         896,653,108.78
      10             10/25/2006          11/25/2006         860,156,222.02
      11             11/25/2006          12/25/2006         824,691,221.34
      12             12/25/2006           1/25/2007         790,226,113.23
      13             1/25/2007            2/25/2007         756,734,080.57
      14             2/25/2007            3/25/2007         724,669,737.22
      15             3/25/2007            4/25/2007         693,973,987.11
      16             4/25/2007            5/25/2007         664,588,018.16
      17             5/25/2007            6/25/2007         636,455,560.86
      18             6/25/2007            7/25/2007         609,522,777.82
      19             7/25/2007            8/25/2007         583,738,158.04
      20             8/25/2007            9/25/2007         558,949,154.20
      21             9/25/2007           10/25/2007         532,578,629.66
      22             10/25/2007          11/25/2007         168,933,067.54
      23             11/25/2007          12/25/2007         162,726,883.68
      24             12/25/2007           1/25/2008         156,749,228.57
      25             1/25/2008            2/25/2008         150,991,647.12
      26             2/25/2008            3/25/2008         145,445,999.25
      27             3/25/2008            4/25/2008         140,104,448.08
      28             4/25/2008            5/25/2008         134,959,433.17
      29             5/25/2008            6/25/2008         130,001,776.93
      30             6/25/2008            7/25/2008         125,226,579.97
      31             7/25/2008            8/25/2008         120,627,097.80
      32             8/25/2008            9/25/2008         115,793,961.49
      33             9/25/2008           10/25/2008         103,030,550.74
      34             10/25/2008          11/25/2008         93,428,533.74
      35             11/25/2008          12/25/2008         90,114,876.50
      36             12/25/2008           1/25/2009         86,917,881.28
      37             1/25/2009            2/25/2009         83,833,468.22
      38             2/25/2009            3/25/2009         80,857,699.20
      39             3/25/2009            4/25/2009         77,986,772.86
      40             4/25/2009            5/25/2009         75,216,968.97
      41             5/25/2009            6/25/2009         72,544,757.87
      42             6/25/2009            7/25/2009         69,966,768.52
      43             7/25/2009            8/25/2009         67,479,701.01
      44             8/25/2009            9/25/2009         65,080,370.25
      45             9/25/2009           10/25/2009         62,765,701.99
      46             10/25/2009          11/25/2009         60,532,720.91
      47             11/25/2009          12/25/2009         58,378,555.59
      48             12/25/2009           1/25/2010         56,300,459.66
      49             1/25/2010            2/25/2010         54,295,765.18
      50             2/25/2010            3/25/2010         52,361,897.17
      51             3/25/2010            4/25/2010         50,496,370.43
      52             4/25/2010            5/25/2010         48,696,786.40
      53             5/25/2010            6/25/2010         46,960,830.16
      54             6/25/2010            7/25/2010         45,286,267.54
      55             7/25/2010            8/25/2010         43,670,942.31
      56             8/25/2010            9/25/2010               -
---------------- ------------------- -------------------- -----------------


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